                                                                                                                                                                                                            EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 14, 2020, relating to the financial statements and financial highlights which appear in the December 31, 2019 Annual Reports to Shareholders of the Goldman Sachs Government Money Market Fund, Goldman Sachs Global Trends Allocation Fund, Goldman Sachs International Equity Insights Fund, Goldman Sachs Large Cap Value Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Equity Index Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs High Quality Floating Rate Fund, Goldman Sachs Multi-Strategy Alternatives Portfolio, Goldman Sachs Small Cap Equity Insights Fund, Goldman Sachs Strategic Growth Fund and Goldman Sachs U.S. Equity Insights Fund. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses, and under the headings "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 29, 2020